Exhibit 99.1

Envestnet Reports Second Quarter 2017 Financial Results

Chicago, IL — August 8, 2017 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its second quarter ended June 30, 2017.

Key Financial Metrics	Three Months Ended June 30,		%	Six Months Ended June 30,		%
(in millions except per share data)	2017	2016	Change	2017	2016	Change
GAAP:
Total Revenues	$167.4	$141.7	18%	$325.2	$273.5	19%
Net Loss	(6.5)	(7.9)	(19)%	(19.6)	(18.9)	4%
Net Loss per Diluted Share	$(0.15)	$(0.19)	(22)%	$(0.45)	$(0.44)	2%

Non-GAAP:
Adjusted Revenues(1)	$167.5	$141.9	18%	$325.3	$274.0	19%
Adjusted EBITDA(1)	29.5	22.3	32%	55.4	41.5	33%
Adjusted Net Income(1)	13.1	9.2	43%	24.7	17.0	45%
Adjusted Net Income per Diluted Share(1)	$0.29	$0.21	38%	$0.54	$0.39	38%

“Envestnet continues to execute on its growth strategy,” said Jud Bergman, Chairman and CEO. “In the second quarter, we experienced significant growth in recurring subscription revenue, and we further expanded our industry footprint, increasing advisors, accounts and assets served by our integrated wealth management offerings.”

“We see significant opportunities ahead, as enterprises and advisors adopt our intelligent systems for wealth management and financial wellness, delivering better financial outcomes for their clients,” concluded Mr. Bergman.

Financial Results for the Second Quarter of 2017 Compared to the Second Quarter of 2016:

Total revenues increased 18% to $167.4 million in the three months ended June 30, 2017 from $141.7 million in the three months ended June 30, 2016. Asset-based revenues, which were 59% and 61% of total revenues for the second quarter of 2017 and 2016, respectively, increased 15% from the prior year period. Subscription and licensing revenues increased 27% from the prior year period.

Total operating expenses for the second quarter of 2017 increased 11% to $164.7 million from $148.0 million in the prior year period. Cost of revenues increased 24% to $55.7 million for the second quarter of 2017 from $44.9 million for the second quarter of 2016. Compensation and benefits increased 13% to $65.0 million for the second quarter of 2017 from $57.7 million for the prior year period. Compensation and benefits were 39% of total revenues for the second quarter of 2017, compared to 41% for the prior year period. General and administration expenses were $28.5 million for the second quarter of 2017, consistent with $28.4 million for the prior year period. General and administrative expenses were 17% of total revenues for the second quarter of 2017, compared to 20% for the prior year period.

Income from operations was $2.7 million for the second quarter of 2017 compared to a loss of $6.3 million for the second quarter of 2016. Net loss attributable to Envestnet, Inc. was $6.5 million, or a loss of $0.15 per diluted share, for the second quarter of 2017 compared to a loss of $7.9 million, or a loss of $0.19 per diluted share, for the second quarter of 2016.

Adjusted Revenues(1) for the second quarter of 2017 increased 18% to $167.5 million from $141.9 million for the prior year period. Adjusted EBITDA(1) for the second quarter of 2017 increased 32% to $29.5 million from $22.3 million for the prior year period. Adjusted Net Income(1) increased 43% for the second quarter of 2017 to $13.1 million from $9.2 million for the prior year period. Adjusted Net Income Per Share(1) for the second quarter of 2017 increased 38% to $0.29 from $0.21 in the second quarter of 2016.

Outlook

The Company provided the following outlook for the third quarter ended September 30, 2017 and full year ended December 31, 2017. This outlook is based on the market value of assets on June 30, 2017 and is risk-adjusted with respect to contributions from client conversions and synergy revenue related to prior acquisitions.

In Millions Except Adjusted EPS	3Q 2017			FY 2017
GAAP:
AUM/A revenue	$103.5	-	$104.0		-
Subscription and licensing revenue	61.5	-	62.5		-
Professional services and other revenue	5.0	-	5.5		-
Revenues	$170.0	-	$172.0	$667	-	$673

Cost of revenues	$ 54.0	-	$ 55.0		-
Net Income		-			-

Diluted shares outstanding		46.5			-
Net Income per Diluted Share		-			-

Non-GAAP:
Adjusted Revenues(1)	$170.0	-	$172.0	$667	-	$673
Adjusted EBITDA(1)	$ 33.0	-	$ 34.0	$125	-	$128
Adjusted Net Income per Diluted Share(1)		$0.35			-

Included in the full year 2017 adjusted revenue is an expected deferred revenue fair value adjustment of approximately $0.1 million. The Company does not forecast net income and net income per share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2017 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 449-5865, or for international callers (719) 325-2356. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 8728459.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 57,000 advisors and 2,500 companies including: 16 of the 20 largest U.S. banks, 38 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8-10 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the third quarter and full year of 2017, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, potential exposure to state and local non-income tax obligations, the Company’s ability to remediate material weaknesses in internal controls over financial reporting and associated costs, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 8, 2017 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$27,730	$52,592
Fees and other receivables, net	49,566	44,268
Prepaid expenses and other current assets	18,938	16,224
Total current assets	96,234	113,084

Property and equipment, net	34,787	33,000
Internally developed software, net	18,111	14,860
Intangible assets, net	243,902	265,558
Goodwill	432,850	431,936
Other non-current assets	13,782	13,963
Total assets	$839,666	$872,401

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$86,230	$87,763
Accounts payable	11,542	11,480
Current portion of debt	38,696	37,926
Contingent consideration	1,995	2,286
Deferred revenue	19,055	16,499
Total current liabilities	157,518	155,954

Convertible Notes	155,729	152,575
Term Notes	65,350	100,409
Contingent consideration	617	2,582
Deferred revenue	14,865	15,643
Deferred rent and lease incentive	14,398	12,060
Deferred tax liabilities, net	12,094	5,555
Other non-current liabilities	15,027	13,436
Total liabilities	435,598	458,214

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	402,770	412,889
Non-controlling interest	398	398
Total liabilities and equity	$839,666	$872,401

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Assets under management or administration	$98,959	$86,056	$193,121	$168,927
Subscription and licensing	59,802	47,037	117,712	90,657
Professional services and other	8,656	8,615	14,370	13,945
Total revenues	167,417	141,708	325,203	273,529

Operating expenses:
Cost of revenues	55,735	44,902	104,961	85,060
Compensation and benefits	64,996	57,664	130,528	120,280
General and administration	28,478	28,372	59,025	54,099
Depreciation and amortization	15,465	17,100	31,300	33,180
Total operating expenses	164,674	148,038	325,814	292,619
Income (loss) from operations	2,743	(6,330)	(611)	(19,090)
Other expense, net	(4,369)	(4,831)	(9,852)	(8,780)
Loss before income tax provision (benefit)	(1,626)	(11,161)	(10,463)	(27,870)
Income tax provision (benefit)	4,844	(3,218)	9,142	(8,934)
Net loss	(6,470)	(7,943)	(19,605)	(18,936)
Add: Net loss attributable to non-controlling interest	—	—	—	—
Net loss attributable to Envestnet, Inc.	$(6,470)	$(7,943)	$(19,605)	$(18,936)

Net loss per share attributable to Envestnet, Inc.:

Basic	$(0.15)	$(0.19)	$(0.45)	$(0.44)

Diluted	$(0.15)	$(0.19)	$(0.45)	$(0.44)

Weighted average common shares outstanding:
Basic	43,855,479	42,752,465	43,513,074	42,632,964

Diluted	43,855,479	42,752,465	43,513,074	42,632,964

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES:
Net loss	$(19,605)	$(18,936)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,300	33,180
Deferred rent and lease incentive	583	(325)
Provision for doubtful accounts	341	106
Deferred income taxes	6,524	3,504
Stock-based compensation expense	15,403	18,318
Non-cash interest expense	4,853	4,031
Accretion on contingent consideration and purchase liability	304	120
Fair market value adjustment on contingent consideration	—	489
Loss on disposal of fixed assets	69	220
Loss allocation from equity method investment	702	—
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(5,639)	4,242
Prepaid expenses and other current assets	(2,681)	(17,116)
Other non-current assets	(514)	(2,320)
Accrued expenses and other liabilities	(752)	(4,967)
Accounts payable	(184)	2,597
Deferred revenue	1,818	1,447
Other non-current liabilities	3,022	1,535
Net cash provided by operating activities	35,544	26,125

INVESTING ACTIVITIES:
Purchase of property and equipment	(9,181)	(4,632)
Capitalization of internally developed software	(5,651)	(3,245)
Purchase of ERS units	—	(1,500)
Acquisition of businesses, net of cash acquired	—	(18,394)
Net cash used in investing activities	(14,832)	(27,771)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	25,000	15,000
Payments on revolving credit facility	(25,000)	(15,000)
Payments of contingent consideration	(2,286)	—
Payments of definite consideration	(445)	—
Payments of purchase consideration liabilities	(235)	—
Payment of Term Notes	(35,862)	(4,000)
Proceeds from exercise of stock options	2,617	2,279
Purchase of treasury stock for stock-based tax withholdings	(9,650)	(9,834)
Issuance of restricted stock	4	5
Net cash used in financing activities	(45,857)	(11,550)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	283	—

DECREASE IN CASH AND CASH EQUIVALENTS	(24,862)	(13,196)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	52,592	51,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$27,730	$38,522

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$167,417	$141,708	$325,203	$273,529
Deferred revenue fair value adjustment	52	240	105	450
Adjusted revenues	$167,469	$141,948	$325,308	$273,979

Net loss	$(6,470)	$(7,943)	$(19,605)	$(18,936)
Add (deduct):
Deferred revenue fair value adjustment	52	240	105	450
Interest income	(29)	(9)	(50)	(22)
Interest expense	3,877	4,131	8,813	8,223
Accretion on contingent consideration and purchase liability	148	58	304	120
Income tax provision (benefit)	4,844	(3,218)	9,142	(8,934)
Depreciation and amortization	15,465	17,100	31,300	33,180
Non-cash compensation expense	7,945	6,703	15,403	18,194
Restructuring charges and transaction costs	2,249	1,157	5,627	3,486
Severance	338	1,419	663	2,046
Fair market value adjustment on contingent consideration	—	439	—	489
Litigation related expense	52	1,469	1,033	1,968
Foreign currency and related hedging activity	122	(127)	412	(289)
Non-income tax expense adjustment	414	—	1,163	—
Loss allocation from equity method investment	417	837	702	880
Loss attributable to non-controlling interest	101	48	351	642
Adjusted EBITDA	$29,525	$22,304	$55,363	$41,497

Net loss	$(6,470)	$(7,943)	$(19,605)	$(18,936)
Income tax provision (benefit) (1)	4,844	(3,218)	9,142	(8,934)
Loss before income tax provision	$(1,626)	$(11,161)	$(10,463)	$(27,870)
Add (deduct):
Deferred revenue fair value adjustment	52	240	105	450
Accretion on contingent consideration and purchase liability	148	58	304	120
Non-cash interest expense	1,331	2,018	4,853	4,031
Non-cash compensation expense	7,945	6,703	15,403	18,194
Restructuring charges and transaction costs	2,249	1,157	5,627	3,486
Severance	338	1,419	663	2,046
Amortization of acquired intangibles	10,371	12,195	20,956	24,121
Fair market value adjustment on contingent consideration	—	439	—	489
Litigation related expense	52	1,469	1,033	1,968
Foreign currency and related hedging activity	122	(127)	412	(289)
Non-income tax expense adjustment	414	—	1,163	—
Loss allocation from equity method investment	417	837	702	880
Loss attributable to non-controlling interest	101	48	351	642
Adjusted net income before income tax effect	21,914	15,295	41,109	28,268
Income tax effect (2)	(8,766)	(6,118)	(16,444)	(11,307)
Adjusted net income	$13,148	$9,177	$24,665	$16,961

Basic number of weighted-average shares outstanding	43,855,479	42,752,465	43,513,074	42,632,964
Effect of dilutive shares:
Options to purchase common stock	1,597,746	1,307,547	1,670,493	1,269,085
Unvested restricted stock units	473,892	169,824	551,227	104,637
Diluted number of weighted-average shares outstanding	45,927,117	44,229,836	45,734,794	44,006,686

Adjusted net income per share - diluted	$0.29	$0.21	$0.54	$0.39

(1) For the three months ended June 30, 2017 and 2016, the effective tax rate computed in accordance with US GAAP equaled (297.9%) and 28.8%, respectively. For the six months ended June 30, 2017 and 2016, the effective tax rate computed in accordance with US GAAP equaled (87.4%) and 32.1%, respectively.

(2) An estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	Three Months Ended June 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Revenues	$129,372	$38,045	$—	$167,417
Deferred revenue fair value adjustment	7	45	—	52
Adjusted revenues	$129,379	$38,090	$—	$167,469

Income (loss) from operations	$15,811	$(5,635)	$(7,433)	$2,743
Add (deduct):
Deferred revenue fair value adjustment	7	45	—	52
Accretion on contingent consideration and purchase liability	148	—	—	148
Depreciation and amortization	6,361	9,104	—	15,465
Non-cash compensation expense	4,218	2,721	1,006	7,945
Restructuring charges and transaction costs	600	—	1,649	2,249
Non-income tax expense adjustment	414	—	—	414
Severance	307	15	16	338
Fair market value adjustment on contingent consideration	—	—	—	—
Litigation related expense	—	52	—	52
Other loss	—	—	18	18
Loss attributable to non-controlling interest	101	—	—	101
Adjusted EBITDA	$27,967	$6,302	$(4,744)	$29,525

	Three Months Ended June 30, 2016
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Revenues	$110,716	$30,992	$—	$141,708
Deferred revenue fair value adjustment	17	223	—	240
Adjusted revenues	$110,733	$31,215	$—	$141,948

Income (loss) from operations	$10,490	$(11,271)	$(5,549)	$(6,330)
Add (deduct):
Deferred revenue fair value adjustment	17	223	—	240
Accretion on contingent consideration and purchase liability	58	—	—	58
Depreciation and amortization	6,360	10,740	—	17,100
Non-cash compensation expense	2,371	3,225	1,107	6,703
Restructuring charges and transaction costs	240	27	890	1,157
Severance	1,029	370	20	1,419
Fair market value adjustment on contingent consideration	—	—	439	439
Litigation related expense	—	1,239	230	1,469
Other loss	—	—	1	1
Loss attributable to non-controlling interest	48	—	—	48
Adjusted EBITDA	$20,613	$4,553	$(2,862)	$22,304

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	Six Months Ended June 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Revenues	$250,690	$74,513	$—	$325,203
Deferred revenue fair value adjustment	36	69	—	105
Adjusted revenues	$250,726	$74,582	$—	$325,308

Income (loss) from operations	$29,322	$(13,343)	$(16,590)	$(611)
Add (deduct):
Deferred revenue fair value adjustment	36	69	—	105
Accretion on contingent consideration and purchase liability	304	—	—	304
Depreciation and amortization	12,782	18,518	—	31,300
Non-cash compensation expense	7,892	5,462	2,049	15,403
Restructuring charges and transaction costs	695	—	4,932	5,627
Non-income tax expense adjustment	1,163	—	—	1,163
Severance	423	224	16	663
Fair market value adjustment on contingent consideration	—	—	—	—
Litigation related expense	—	1,033	—	1,033
Other loss	—	—	25	25
Loss attributable to non-controlling interest	351	—	—	351
Adjusted EBITDA	$52,968	$11,963	$(9,568)	$55,363

	Six Months Ended June 30, 2016
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Revenues	$213,906	$59,623	$—	$273,529
Deferred revenue fair value adjustment	6	444	—	450
Adjusted revenues	$213,912	$60,067	$—	$273,979

Income (loss) from operations	$20,064	$(25,312)	$(13,842)	$(19,090)
Add (deduct):
Deferred revenue fair value adjustment	6	444	—	450
Accretion on contingent consideration and purchase liability	120	—	—	120
Depreciation and amortization	12,424	20,756	—	33,180
Non-cash compensation expense	5,586	9,250	3,358	18,194
Restructuring charges and transaction costs	327	31	3,128	3,486
Severance	1,029	679	338	2,046
Fair market value adjustment on contingent consideration	—	—	489	489
Litigation related expense	—	1,738	230	1,968
Other loss	—	—	12	12
Loss attributable to non-controlling interest	642	—	—	642
Adjusted EBITDA	$40,198	$7,586	$(6,287)	$41,497

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017

Platform Assets
Assets Under Management (AUM)	$96,700	$101,924	$105,178	$113,544	$122,543
Assets Under Administration (AUA)	220,690	231,831	241,682	248,445	271,450
Subtotal AUM/A	317,390	333,755	346,860	361,989	393,993
Licensing	685,952	721,690	748,125	763,372	825,829
Total Platform Assets	$1,003,342	$1,055,445	$1,094,985	$1,125,361	$1,219,822

Platform Accounts
AUM	503,147	519,717	545,130	574,132	614,973
AUA	935,870	961,590	994,583	986,554	1,083,417
Subtotal AUM/A	1,439,017	1,481,307	1,539,713	1,560,686	1,698,390
Licensing	4,304,645	4,394,670	4,558,883	4,263,002	4,811,390
Total Platform Accounts	5,743,662	5,875,977	6,098,596	5,823,688	6,509,780

Advisors
AUM/A	35,067	35,861	36,483	36,985	38,498
Licensing	16,081	16,191	17,852	18,159	19,007
Total Advisors	51,148	52,052	54,335	55,144	57,505

The following tables summarize the changes in AUM and AUA for the three months ended June 30, 2017:

In Millions Except Accounts	3/31/2017	Gross Sales	Redemptions	Net Flows	Market Impact	6/30/2017

Assets under Management (AUM)	$113,544	$13,690	$(7,222)	$6,468	$2,531	$122,543
Assets under Administration (AUA)	248,445	30,282	(12,667)	17,615	5,390	271,450
Total AUM/A	$361,989	$43,972	$(19,889)	$24,083	$7,921	$393,993

Fee-Based Accounts	1,560,686			137,704		1,698,390

The above AUM/A gross sales figures include $10.9 billion in new client conversions. The Company onboarded an additional $8.9 billion in licensing conversions during the second quarter, bringing total conversions for the quarter to $19.8 billion.